Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation of our report dated February 8, 2000, with respect to the consolidated financial statements and schedules of Minuteman International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities Exchange Commission in the Registration Statement (Form S-8 No._________) pertaining to the Minuteman International, Inc. 2000 Restricted Stock Plan.


May 1, 2000                            Ernst & Young LLP
Chicago, Illinois                      Chicago Illinois